Exhibit 10.6

THIS INSTRUMENT PREPARED BY AND WHEN RECORDED RETURN TO: Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Miami, Florida 33131 Attention: Richard J. Giusto, Esq.
(SPACE ABOVE THIS LINE FOR RECORDER’S USE)

110 WILLIAM PROPERTY INVESTORS III, LLC
(Mortgagor)

to

INVESCO CMI INVESTMENTS, L.P.
as administrative agent for the benefit of certain Lenders
(Mortgagee)

BUILDING LOAN CONSOLIDATED, AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS
AND SECURITY AGREEMENT

Dated:	March 7, 2019

Property Location:	110 William Street New York, New York New York County

Block:	77
Lot:	8

BUILDING LOAN CONSOLIDATED, AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Security Instrument”), made as of March 7, 2019, by and between 110 WILLIAM PROPERTY INVESTORS III, LLC, a Delaware limited liability company, having an address at c/o Savanna, 430 Park Avenue, 12th Floor, New York, New York 10022 (“Borrower”) for the benefit of INVESCO CMI INVESTMENTS, L.P., a Delaware limited partnership, having an address at c/o Invesco Real Estate, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201, as administrative agent for the benefit of Lenders (together with its successors and assigns, “Mortgagee”).
Borrower, Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, as administrative agent for Morgan Stanley Bank, N.A., a national banking association, and the other Lenders (as defined in the Original Building Loan Agreement (defined below)) (“Original BLA Lenders”), have entered into a Building Loan Agreement dated as of March 6, 2017 (the “Original Building Loan Agreement”), pursuant to which Original BLA Lenders made a secured loan to Borrower in the aggregate original principal amount of $27,338,496.00 (“Original Building Loan”), of which $2,529,835.76 has been advanced to Borrower to date.
Borrower, Mortgagee and Lenders have entered into an Amended and Restated Building Loan Agreement dated as of the date hereof (as amended, modified, restated, consolidated or supplemented from time to time, the “Loan Agreement”) pursuant to which Lenders are making a secured loan to Borrower increasing the Original Building Loan to the aggregate principal amount of $45,900,000.00 (the “Loan”). Capitalized terms used herein without definition are used as defined in the Loan Agreement.
Mortgagee is the holder of the mortgages listed on Schedule 1 annexed hereto and made a part hereof (collectively, the “Existing Mortgages”).
The aggregate outstanding principal amount secured by the Existing Mortgages is $27,338,496.00.
Mortgagee is the holder of that certain Building Loan Gap Mortgage, dated as of the date hereof, made by Borrower in favor of Mortgagee (the “Gap Mortgage” and together with the Existing Mortgages, collectively, the “Original Mortgages”).
The aggregate outstanding principal amount secured by the Gap Mortgage is $18,561,504.00. Borrower and Mortgagee desire to consolidate the liens of the Original Mortgages to form a second mortgage lien encumbering the Premises (defined below) and the Improvements (defined below) and as so consolidated to modify, extend and restate the terms thereof, to partially secure payment of the consolidated, amended and restated notes evidenced by that certain Building Loan Consolidated, Amended and Restated Promissory Note dated the date hereof made by Borrower to Lender in such principal amount (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the “Note”).

Borrower and Mortgagee desire to consolidate, amend and restate the terms and provisions of the Original Mortgages upon the terms and provisions set for herein so as to constitute a restatement in full of the Original Mortgages, which Original Mortgages shall hereinafter be deemed to be superseded in their entirety by this Security Instrument (as same may be amended, modified restated, severed, consolidated, renewed, replaced or supplemented from time to time) securing the principal sum of $45,900,000.00, together with interest thereon as hereafter provided.
To secure the payment of the Note and all sums which may or shall become due thereunder or under any of the other documents evidencing, securing or executed in connection with the Loan (the Note, this Security Instrument, the Loan Agreement and such other documents, as any of the same may, from time to time, be modified, amended or supplemented, being hereinafter collectively referred to as the “Loan Documents”), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Borrower for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the “Bankruptcy Code”), and (ii) the costs and expenses of enforcing any provision of any Loan Document (all such sums being hereinafter collectively referred to as the “Debt”), Borrower has given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated and by these presents does hereby give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee, WITH POWER OF SALE, subject to the terms and conditions of the Loan Agreement, the land described in Exhibit A (the “Premises”), and the buildings, structures, fixtures and other improvements now or hereafter located thereon (the “Improvements”);
TOGETHER WITH, all right, title, interest and estate of Borrower now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the “Property”):
(a)    all easements, rights‑of‑way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;
(b)    all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefor, and other property of every kind and nature, tangible or intangible, owned by Borrower, or in which

Borrower has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the “Equipment”), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Borrower in and to any of the Equipment that may be subject to any “security interest” as defined in the Uniform Commercial Code, as in effect in the State where the Property is located (the “UCC”), superior in lien to the lien of this Security Instrument. Notwithstanding the foregoing, Equipment shall not include any property belonging to the Manager or tenants under Leases (as hereinafter defined) except to the extent that Borrower shall have any right or interest therein;
(c)    all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Premises or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Premises or Improvements;
(d)    all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises or the Improvements, including any extensions, renewals, modifications or amendments thereof, in each case entered into by or on behalf of Borrower (or its predecessor in interest) (hereinafter collectively referred to as the “Leases”) all rents, additional rents, early termination fees or payments or other termination fees or payments, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, subject to the terms of the applicable Leases, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Premises or the Improvements, or rendering of services by Borrower or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;
(e)    all proceeds of and any unearned premiums on any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;
(f)    the right, in the name and on behalf of Borrower, upon the occurrence and during the continuance of an Event of Default, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Property;

(g)    all accounts (including reserve accounts maintained by Borrower under the Loan Documents), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Property) and causes of action that now or hereafter relate to, are derived from or are used in connection with the Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”); and
(h)    all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.
Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Borrower, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Security Instrument shall automatically extend to all Rents acquired by the Borrower after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.
TO HAVE AND TO HOLD the Property unto and to the use and benefit of Lender and its successors and assigns, forever;
PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Mortgagee, for the benefit of Lenders the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply in all material respects, with each and every covenant and condition set forth in the Loan Documents in a timely manner (giving effect to any applicable grace, notice and cure periods), these presents and the estate hereby granted shall cease, terminate and be void; provided, that upon request by Borrower, Mortgagee shall, at Borrower’s sole cost and expense, execute and deliver for recording all customary documentation reasonably requested by Borrower to evidence such termination (including, without limitation, a recordable mortgage satisfaction or any other documentation required by a title company). Borrower shall pay all of Mortgagee’s reasonable attorney’s fees and disbursements incurred in connection with the aforesaid documentation;
AND Borrower represents and warrants to and covenants and agrees with Mortgagee as follows:
PART I - GENERAL PROVISIONS
1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Borrower shall pay the Debt at the time and in the manner provided in the Loan Documents. All the covenants, conditions and agreements contained in the Loan Documents are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. Without limiting the generality of the foregoing, Borrower (i) agrees to insure, repair, maintain and restore damage to the Property, pay Taxes and Other Charges, and comply with Legal Requirements, in accordance with the Loan Agreement, and (ii) agrees that the Insurance Proceeds and Awards for Condemnation shall be settled, held and applied in accordance with the Loan Agreement. In the event of any conflict between this Security Instrument and the Loan Agreement, the terms of the Loan Agreement shall govern.
2.     Leases and Rents.
(a)     Borrower does hereby absolutely and unconditionally assign to Mortgagee all of Borrower’s right, title and interest in all current and future Leases and Rents, it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment shall not be construed to bind Mortgagee to the performance of any of the covenants or provisions contained in any Lease or otherwise impose any obligation upon Mortgagee. Nevertheless, subject to the terms of this paragraph, Mortgagee grants to Borrower a revocable license to operate and manage the Property and to collect, receive, use and enjoy the Rents subject to the requirements of the Loan Agreement (including the deposit of Rents into the Clearing Account). Upon an Event of Default, without the need for notice or demand, the license granted to Borrower herein shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents in the Clearing Account, the Deposit Account (including all Subaccounts thereof) and all Rents collected thereafter (including Rents past due and unpaid), whether or not Mortgagee enters upon or takes control of the Property, provided, that such revocation shall only be effective while an Event of Default is continuing. Borrower hereby grants and assigns to Lender the right, at its option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court‑appointed receiver to collect the Rents, subject to the rights of tenants under Leases. Any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper.
(b)     Borrower shall not enter into, modify, amend, cancel, terminate or renew any Lease except as provided in Section 4.1.9 of the Loan Agreement.
3.     Use of Property. Borrower shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property in violation of the Loan Agreement. If under applicable zoning provisions the use of the Property is or shall become a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned without the consent of Mortgagee, in violation of the Loan Agreement. Borrower shall not (i) change the use of the Property, (ii) permit or suffer to occur any waste on or to the Property or (iii) take any steps to convert the Property to a condominium or cooperative form of ownership without the prior written consent of Mortgagee., in violation of the Loan Agreement

4.     Transfer or Encumbrance of the Property.
(a)     Borrower acknowledges that (i) Mortgagee has examined and relied on the creditworthiness and experience of the principals of Borrower in owning and operating properties such as the Property in agreeing to make the Loan, (ii) Mortgagee will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for the Debt, and (iii) Mortgagee has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt, Mortgagee can recover the Debt (pursuant to the Loan Agreement) by a sale of the Property. Borrower shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Property or any part thereof, or suffer or permit any Transfer to occur, other than a Permitted Transfer, without the prior written consent of Mortgagee. Notwithstanding anything to the contrary contained herein, this Security Instrument shall not constitute a modification of any other provisions in any other Loan Documents which prohibit, limit or restrict the right of Borrower to transfer the Property or the right of any party to transfer any interest, directly or indirectly, in Borrower.
(b)     Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Paragraph 4. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property (and every other Transfer) in violation of this Paragraph 4 regardless of whether voluntary or not. Any Transfer made in contravention of this Paragraph 4 shall be null and void and of no force and effect. Borrower agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable out-of-pocket expenses (including reasonable out of pocket attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any Permitted Transfer.
5.     Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee’s interest in the Property, Borrower will, upon written demand by Mortgagee, pay such tax, with interest and penalties thereon, if any. If Mortgagee is advised by its counsel that the payment of such tax or interest and penalties by Borrower would be unlawful, taxable to Mortgagee or unenforceable, or would provide the basis for a defense of usury, then Mortgagee shall have the option, by written notice of not less than 120 days, to declare the Debt immediately due and payable without premium or penalty. Borrower shall pay no premium or penalty, including, without limitation, any prepayment premium, if Lender shall declare the Debt immediately due and payable pursuant to the terms of this Section 5.
6.     No Credits on Account of the Debt. Borrower shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, and no deduction shall otherwise be made or claimed from the assessed value of the Property for real estate tax purposes by reason of this Security Instrument or the Debt, if such credit or deduction would increase the amount of Taxes or Other Charges required to be paid by Mortgagee. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than 120 days, to declare the Debt immediately due and payable, without any premium or penalty. Borrower shall pay no premium or penalty, including, without limitation, any prepayment premium, if Lender shall declare the Debt immediately due and payable pursuant to the terms of this Section 6.
7.     Further Acts, Etc. Borrower shall, at its sole cost, do execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument, or for filing, registering or recording this Security Instrument (but in no event will Borrower be required to incur, suffer or accept (except to a de mimimis extent) any lesser rights or greater obligations than as currently set forth in the Loan Documents). Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall, at its sole cost, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Property. Borrower grants to Mortgagee an irrevocable power of attorney coupled with an interest, which shall be exercisable upon the occurrence and during the continuance of an Event of Default, for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including such rights and remedies available to Mortgagee pursuant to this paragraph.
8.     Recording of Security Instrument, Etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, shall cause this Security Instrument, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Property. Borrower shall pay all filing, registration or recording fees, all expenses incident to the preparation, execution and acknowledgment of and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments and charges arising out of or in connection with the execution and delivery of, this Security Instrument, any Security Instrument supplemental hereto, any other security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law so to do. Borrower shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition under applicable Legal Requirements of any tax on the making or recording of this Security Instrument.
9.     Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, perform the obligations that gave rise to the Event of Default in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Subject to the rights of Tenants under Leases, Mortgagee is authorized to enter upon the Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the out-of-pocket cost and expense thereof (including reasonable out-of-pocket attorneys’ fees and disbursements to the extent permitted by law), with interest thereon at the Default Rate for the period after written notice from Mortgagee that such out-of-pocket cost or expense was incurred and continuing until the date of payment to Mortgagee, shall constitute a portion of the Debt, shall be secured by this Security Instrument and the other Loan Documents and shall be due and payable to Mortgagee promptly following written demand to Borrower therefor.
10.     Remedies.
(a)     Upon the occurrence and during the continuance of any Event of Default and subject to the provisions of the Loan Agreement, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, by Mortgagee itself or otherwise, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, to the extent permitted by applicable law, without impairing or otherwise affecting the other rights and remedies of Mortgagee:
(i)         declare the entire Debt to be immediately due and payable;
(ii)         institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by law, by advertisement or otherwise, for the complete foreclosure of this Security Instrument, in which case the Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
(iii)         with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien of this Security Instrument for the balance of the Debt not then due;
(iv)         sell for cash or upon credit the Property and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by law, or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;
(v)         institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;
(vi)         recover judgment on the Note either before, during or after any proceeding for the enforcement of this Security Instrument;
(vii)         apply for the appointment of a trustee, receiver, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Borrower or of any person, firm or other entity liable for the payment of the Debt;
(viii)         subject to the terms of this Security Instrument and the Assignment of Leases enforce Mortgagee’s interest in the Leases and Rents and enter into or upon the Property, subject to rights of tenants under Leases, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and employees therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; and (E) apply the receipts from the Property to the payment of the Debt, after deducting therefrom all out-of-pocket expenses (including reasonable out-of-pocket attorneys’ fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Property, as well as just and reasonable compensation for the services of Mortgagee, and its counsel, agents and employees; in each case, in accordance with the standards applicable to Lender under the Loan Documents;
(ix)         require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Property occupied by Borrower, and require Borrower to vacate and surrender possession of the Property to Lender or to such receiver, and, in default thereof, evict Borrower by summary proceedings or otherwise; or
(x)         pursue such other rights and remedies as may be available at law or in equity or under the UCC, including the right to receive and/or establish a lock box for all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Borrower relating to the Property.
In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien on the remaining portion of the Property.
(b)     Subject to the provisions of the Loan Agreement, the proceeds of any sale made under or by virtue of this Paragraph 10, together with any other sums which then may be held by Mortgagee under this Security Instrument, whether under the provisions of this paragraph or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole discretion shall deem proper.
(c)     Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)     Upon the completion of any sale or sales pursuant hereto, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Borrower (for exercise only upon the occurrence and during the continuance of any Event of Default), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Paragraph 10, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Borrower.
(e)     Upon any sale made under or by virtue of this Paragraph 10, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the out-of-pocket expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Security Instrument or any other Loan Document.
(f)     No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of this Security Instrument upon the Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.
(g)     Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Paragraph 10 at any time before the conclusion thereof, as determined in Mortgagee’s sole discretion and without prejudice to Mortgagee.
(h)     Mortgagee may resort to any remedies and the security given by this Security Instrument or in any other Loan Document in whole or in part, and in such portions and in such order as determined by Mortgagee’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Mortgagee to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default, or Borrower’s liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Borrower, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Property or the liability of Borrower to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Mortgagee in exercising its rights and remedies under this Paragraph 10 (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Borrower immediately upon notice from Mortgagee, with interest at the Default Rate for the period after notice from Mortgagee, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Security Instrument.
(i)     The interests and rights of Mortgagee under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Property or any portion thereof or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.
11.     Right of Entry. In addition to any other rights or remedies granted under this Security Instrument, Mortgagee and its agents shall have the right to enter and inspect the Property at any reasonable time during business hours throughout the term of this Security Instrument, subject to the rights of tenants under Leases. Upon the occurrence and during the continuance of an Event of Default, the cost of any inspections or audits shall be borne by Borrower, including the actual cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, if not paid for by Borrower within ten (10) Business Days following written demand, may be added to the principal balance of the sums due under the Note and this Security Instrument and shall bear interest thereafter until paid at the Default Rate.
12.     Security Agreement. This Security Instrument is both a real property Security Instrument and a “security agreement” within the meaning of the UCC. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. Borrower by executing and delivering this Security Instrument has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the UCC (such portion of the Property so subject to the UCC being called in this paragraph the “Collateral”). This Security Instrument shall also constitute a “fixture filing” for the purposes of the UCC. As such, this Security Instrument covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Security Instrument. If an Event of Default shall occur and be continuing, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. During the continuance of an Event of Default, upon request or demand of Mortgagee,

Borrower shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place in New York reasonably acceptable to Mortgagee. Borrower shall pay to Mortgagee within five (5) Business Days of promptly following written demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral (but excluding special, punitive, or consequential damages, unless asserted against Borrower by a third party). Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral, sent to Borrower in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall constitute commercially reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Borrower, Borrower shall notify Mortgagee thereof and promptly after request shall execute, file and record such UCC forms as are necessary to maintain the priority of Mortgagee’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional UCC forms or continuation statements, Borrower shall, promptly after request, execute, file and record such UCC forms or continuation statements as Mortgagee reasonably shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Borrower’s obligations or decrease Borrower’s rights under the Loan Documents. Borrower hereby irrevocably appoints Mortgagee as its attorney‑in‑fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements naming Mortgagee, as secured party, and Borrower, as debtor, in connection with the Collateral covered by this Security Instrument.
13.     Actions and Proceedings. Following the occurrence and during the continuance of an Event of Default, Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Mortgagee, in its sole discretion, decides should be brought to protect its or their interest in the Property. To the extent permitted by applicable law, Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.
14.     Marshalling and Other Matters. To the extent permitted by applicable law, Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, to the extent permitted by applicable law, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law. The lien of this Security Instrument shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by (i) any acceptance by Mortgagee of any other security for any portion of the Debt, (ii) any failure, neglect or omission on the part of Mortgagee to realize upon or protect any portion of the Debt or any collateral security therefor or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefor; and Mortgagee may foreclose, or exercise any other remedy available to Mortgagee under other Loan Documents without first exercising or enforcing any of its remedies under this Security Instrument, and any exercise of the rights and remedies of Mortgagee hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Mortgagee’s rights and remedies thereunder.
15.     Notices. All notices, consents, approvals and requests required or permitted hereunder shall be in writing, and shall be sent, and shall be deemed effective, as provided in the Loan Agreement.
16.     Inapplicable Provisions. If any term, covenant or condition of this Security Instrument is held to be invalid, illegal or unenforceable in any respect, this Security Instrument shall be construed without such provision.
17.     Headings. The paragraph headings in this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
18.     Duplicate Originals. This Security Instrument may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.
19.     Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form; and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Mortgagee” shall mean “Mortgagee and any subsequent holder of the Note,” the words “Property” shall include any portion of the Property and any interest therein, the word “including” means “including but not limited to” and the words “attorneys’ fees” shall include any and all reasonable out-of-pocket attorneys’ fees, paralegal and law clerk fees, including fees at the pre‑trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property and Collateral and enforcing its rights hereunder.
20.     Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Debt, or any part thereof.
21.     Assignments. Mortgagee shall have the right to assign or transfer its rights under this Security Instrument without limitation in accordance with the terms of the Loan Agreement. Any assignee or transferee pursuant to the terms of the Loan Agreement, shall be entitled to all the benefits afforded Mortgagee under this Security Instrument.
22.     Waiver of Jury Trial. EACH OF BORROWER AND MORTGAGEE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM,

WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF MORTGAGEE OR LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.
23.     Consents. Any consent or approval by Mortgagee in any single instance shall not be deemed or construed to be Mortgagee’s consent or approval in any like matter arising at a subsequent date, and the failure of Mortgagee to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Mortgagee be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Mortgagee pursuant hereto shall be narrowly construed to be applicable only to Borrower and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Mortgagee a venturer or partner with Borrower nor shall privity of contract be presumed to have been established with any such third party. If Mortgagee deems it to be in its best interest to retain assistance of persons, firms or corporations (including attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Borrower shall reimburse Mortgagee for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.
24.     Loan Repayment. Provided no Event of Default exists, this Security Instrument will be satisfied and discharged of record by Mortgagee prior to the Maturity Date only in accordance with the terms and provisions set forth in the Loan Agreement.
25.     Intentionally Omitted.
26.     Governing Law. THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN §§ 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) SHALL GOVERN ALL MATTERS RELATING TO THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF) PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH OF BORROWER AND ADMINISTRATIVE AGENT (A) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT MAY BE BROUGHT IN A COURT OF RECORD IN THE COUNTY WHERE THE PROPERTY IS LOCATED OR IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SAID COUNTY, (B) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (C) WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT,

ACTION OR PROCEEDING IN ANY OF SUCH COURTS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY SERVICE OF COPIES OF SUCH PROCESS TO BORROWER AT ITS ADDRESS PROVIDED HEREIN.
27.     Exculpation. The liability of Borrower hereunder is limited pursuant to Section 11.22 of the Loan Agreement.
The following Sections 28 through 35, inclusive, relating to the laws of the State of New York, shall apply to this Security Instrument, notwithstanding any provision of this Security Instrument or of any other Loan Document to the contrary:
28.     Section 13 of the Lien Law. Pursuant to Section 13 of the Lien Law of New York (the “Lien Law”), Borrower shall receive the advances secured by this Security Instrument and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the “cost of improvement,” as such quoted term is defined and used in the Lien Law, and shall apply such advances first to the payment of such cost before using any part of the total of same for any other purpose. Borrower shall strictly comply with Section 13 of the Lien Law and shall indemnify and hold Mortgagee harmless against any and all loss, liability, actual out-of-pocket cost or expense, including, without limitation, any judgments, reasonable attorneys’ fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Borrower of the Lien Law, including, without limitation, any section of Article 3-A of the Lien Law, excluding consequential damages (except to the extent such consequential damages are owed by it to a third party).
29.     Section 291-f of the RPL. In addition to any other right or remedy contained in this Security Instrument or in any other Loan Document, Mortgagee shall have all of the rights against lessees of the Property, or any part(s) thereof, as are set forth in Section 291-f of the Real Property Law of New York, subject to the terms and conditions of the Loan Agreement. The clauses, covenants and conditions contained in this Security Instrument and in the other Loan Documents shall be construed as affording to Mortgagee rights additional to, and not exclusive of, the rights conferred under the provisions of said Section 291-f.
30.     Section 254, et al., of RPL. The clauses, covenants and conditions contained in this Security Instrument shall be construed as affording to Lender rights additional to, and not exclusive of, the rights conferred under the provisions of Sections 254, 271 and 272 of the New York Real Property Law, subject to the terms and conditions of the Loan Agreement. Without in any way limiting the foregoing, Borrower hereby specifically covenants and agrees, pursuant to Section 254.10 of the New York Real Property Law, that the holder of this Security Instrument, in any action to foreclose it, shall be entitled to the appointment of a receiver. In the event of any conflict, inconsistency or ambiguity between the provisions of this Security Instrument or the provisions of the other Loan Documents, on the one hand, and the provisions of subsection 4 of said Section 254, on the other hand, the provisions of this Security Instrument and the other Loan Documents shall control.

31.     Commercial Property. Borrower represents and warrants that this Security Instrument does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units having their own separate cooking facilities.
32.     Payment of Transfer Taxes. Upon any foreclosure of this Security Instrument, any transfer in lieu of foreclosure, or any other applicable Transfer, Borrower shall pay (i) any New York State Real Estate Transfer Tax payable pursuant to Article 31 of the Tax Law of the State of New York (as the same may be amended, supplemented and/or replaced from time to time, the “State Transfer Tax Law”), and (ii) any New York City Real Property Transfer Tax payable pursuant to the applicable laws of the City of New York (as the same may be amended, supplemented and/or replaced from time to time, the “City Transfer Tax Law”), and, in default thereof, Mortgagee may pay the same and the amount of such payment, together with interest thereon at the Default Rate from the date of demand until paid, shall be added to the Debt and be secured by this Security Instrument. Borrower shall, at any time promptly upon written request therefor by Mortgagee, execute and deliver such affidavits, questionnaires and documents as may be necessary to enable Mortgagee to comply with the State Transfer Tax Law and/or the City Transfer Tax Law. Borrower hereby indemnifies and agrees to hold Mortgagee harmless from and against any loss, reasonable and actual out-of-pocket cost, damage and expense (including, without limitation, reasonable out-of-pocket attorneys’ fees) that Mortgagee may suffer or incur by reason of Borrower’s failure to comply with its obligations under this Section, excluding special, punitive or consequential damages (except to the extent such consequential damages are owed by it to a third party). The foregoing indemnity shall survive any termination of this Security Instrument, whether by foreclosure, deed in lieu of foreclosure, or otherwise.
33.     MAXIMUM AMOUNT SECURED. NOTWITHSTANDING ANY PROVISION SET FORTH IN THIS SECURITY INSTRUMENT TO THE CONTRARY, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS SECURITY INSTRUMENT AT EXECUTION, OR WHICH UNDER ANY CONTINGENCY MAY BECOME SECURED HEREBY AT ANY TIME HEREAFTER, IS FORTY FIVE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($45,900,000.00), PLUS ALL INTEREST AND OTHER CHARGES PAYABLE UNDER THE NOTE AND ALL AMOUNTS EXPENDED IN ACCORDANCE WITH THIS SECURITY INSTRUMENT AND THE LOAN AGREEMENT BY MORTGAGEE OR ANY LENDER AFTER DEFAULT BY BORROWER (A) FOR THE PAYMENT OF REAL ESTATE TAXES, CHARGES OR ASSESSMENTS WHICH ARE IMPOSED BY LAW UPON THE PROPERTY; (B) TO MAINTAIN THE INSURANCE REQUIRED TO BE MAINTAINED BY BORROWER PURSUANT TO THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS; (C) FOR ANY EXPENSES INCURRED IN MAINTAINING THE PROPERTY AND UPHOLDING THE LIEN OF THIS SECURITY INSTRUMENT, INCLUDING, BUT NOT LIMITED TO, THE EXPENSE OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS SECURITY INSTRUMENT; (D) FOR ANY AMOUNT, COST OR CHARGE TO WHICH LENDER BECOME SUBROGATED, UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY; AND

ALSO TOGETHER WITH INTEREST ON ALL OF THE FOREGOING AMOUNTS IN CLAUSES (A) THROUGH (D) AT SUCH RATES AS PROVIDED FOR IN THE NOTE.
34.     Assignment of Mortgage. Mortgagee shall, upon the written request and at the expense of Borrower (for payment of the actual out-of-pocket fees and expenses of Mortgagee’s counsel to prepare necessary assignments and/or satisfactions), use commercially reasonable efforts to deliver an assignment of this Security Instrument (together with the Note and an allonge thereto (or an affidavit of lost note)) in lieu of a release or satisfaction hereof upon the payment of the Debt in full with cash, provided that other than containing a representation (A) that Mortgagee or any Lender shall not have previously transferred its rights under this Security Instrument or the Note, (B) that Mortgagee and each Lender’s interest therein is not currently encumbered, (C) that the signatory is authorized to execute and deliver such assignment on behalf of Mortgagee, and (D) of the outstanding principal balance of the Note, the instrument of assignment shall be without representation or warranty by, or recourse to, Mortgagee or any Lender, in any event whatsoever, and without limitation of the foregoing, Mortgagee shall have no obligation to execute a Section 275 Affidavit (whether as a separate affidavit or part of the instrument of assignment).
35.     Multiple Mortgages. This Security Instrument is intended to be subordinate and junior in lien to that certain Senior Loan Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement dated as of the date hereof, which grants Mortgagee a first place lien on the Property encumbered thereby.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Borrower has executed this Security Instrument as of the day and year first above written.

BORROWER:

110 WILLIAM PROPERTY INVESTORS III, LLC,
a Delaware limited liability company

By: /s/ Christopher Schlank
Name: Christopher Schlank
Title: Authorized Signatory

ACKNOWLEDGMENT

STATE OF NEW YORK        )
)    ss.:
COUNTY OF NEW YORK        )

On the 5th day of March in the year 2019, before me, the undersigned, a Notary Public in and for said State, personally appeared     Christopher Schlank        , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Amy Miller
Notary Public (SEAL)

[Signature Page to Building Loan Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement]

MORTGAGEE:

INVESCO CMI INVESTMENTS, L.P.,
a Delaware limited partnership

By:    Invesco CMI Investments GP, LLC,
a Delaware limited liability company,
its general partner

By:     /s/ Paul Michaels
Name:    Paul Michaels
Title: Proper Officer

ACKNOWLEDGMENT

STATE OF TEXAS            )
)    ss.:
COUNTY OF DALLAS        )

On the 5th day of March in the year 2019, before me, the undersigned, a Notary Public in and for said State, personally appeared     Paul Michaels        , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Omar Felipe
Notary Public (SEAL)

[Signature Page to Building Loan Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement]